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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 21, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Reports to Shareholders of the Loomis Sayles Core Plus Bond Fund (formerly CDC Nvest Bond Income Fund) and Government Securities Fund (formerly CDC Nvest Government Securities Fund), each a series of CDC Nvest Funds Trust I. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2004